Exhibit 10.3

EXECUTION VERSION

SECURITY AGREEMENT

Dated and effective as of

April 9, 2019,

among

SAMSON OIL AND GAS USA, INC.,

SAMSON OIL & GAS LIMITED,

THE SUBSIDIARY LOAN PARTIES FROM TIME TO TIME PARTY HERETO

and

AEP I FINCO LLC,

as Collateral Agent and Administrative Agent

TABLE OF CONTENTS

		Page

Article I. Definitions		2

Section 1.01.	Credit Agreement.	2
Section 1.02.	Other Defined Terms.	2

Article II. Pledge of Securities		5

Section 2.01.	Pledge	5
Section 2.02.	Delivery of the Pledged Collateral.	5
Section 2.03.	Representations, Warranties and Covenants	6
Section 2.04.	Certification of Limited Liability Company and Limited Partnership Interests.	7
Section 2.05.	Registration in Nominee Name; Denominations	8
Section 2.06.	Voting Rights; Dividends and Interest, etc.	8

Article III. Security Interests in Personal Property		10

Section 3.01.	Security Interest.	10
Section 3.02.	Representations and Warranties	12
Section 3.03.	Covenants.	14
Section 3.04.	Covenants Regarding Patent, Trademark and Copyright Collateral	16
Section 3.05.	Instruments. In order to further ensure the attachment, perfection and priority of, and the ability of the Agent to enforce, for the benefit of the Secured Parties, the Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, that if such Grantor shall at any time own or acquire any Instruments evidencing individually an amount in excess of $250,000, such Grantor shall promptly (and in any event within thirty (30) days of its acquisition (or such longer period as the Agent may agree to)) notify the Agent and promptly endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request.	17

Article IV. Remedies		17

Section 4.01.	Remedies upon Default	17
Section 4.02.	Application of Proceeds	18
Section 4.03.	Grant of License to Use Intellectual Property	19
Section 4.04.	Securities Act, etc	19

Article V. Miscellaneous		20

Section 5.01.	Notices	20
Section 5.02.	Security Interest Absolute	20
Section 5.03.	Limitation by Law	20
Section 5.04.	Binding Effect; Several Agreement	20
Section 5.05.	Successors and Assigns	21

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Schedules

Schedule I	Pledged Stock; Debt Securities
Schedule II	Intellectual Property

Exhibits

Exhibit I	Form of Supplement to the Security Agreement

ii

This SECURITY AGREEMENT dated and effective as of April 9, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among SAMSON OIL AND GAS USA, INC., a Colorado corporation (the “Borrower”), SAMSON OIL & GAS LIMITED, an Australian corporation (“Parent”), SAMSON OIL AND GAS USA MONTANA, INC., a Colorado corporation (“Samson Montana”), and each other Subsidiary of the Borrower that becomes a party hereto after the date hereof pursuant to Section 5.13 (together with Samson Montana, collectively the “Subsidiary Parties” and each, a “Subsidiary Party”), and AEP I FINCO LLC, a Delaware limited liability company, as Collateral Agent (in such capacity, the “Agent” or the “Collateral Agent”) and Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Credit Agreement).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Agent, as administrative agent and collateral agent, and the banks, financial institutions and other lending institutions from time to time parties thereto, as lenders (the “Lenders”), the Borrower will from time to time incur loans under the term loan facility, as more particularly described therein;

WHEREAS, each of Borrower, Parent, and each Subsidiary Party (collectively the “Grantors” and each, a “Grantor”) is executing and delivering this Agreement pursuant to the terms of the Credit Agreement to induce the Lenders to extend credit to Borrower and to induce the Secured Hedge Parties to enter into the Secured Hedge Agreements;

WHEREAS, Parent owns all of the Capital Stock in Borrower, will derive substantial benefits from the extensions of credit to Borrower under the Credit Agreement, and is willing to execute and deliver this Agreement in order to induce the Lenders to extend credit to Borrower thereunder;

WHEREAS, in consideration of the loans, extensions of credit and other accommodations of the Lenders and Secured Hedge Parties as set forth in the Credit Agreement, and to induce the Lenders to make such loans and extensions of credit and to enter into the Credit Agreement, the Borrower, Parent and each Subsidiary Party has agreed to grant a security interest in all of its assets to secure the Obligations; and

WHEREAS, the Subsidiary Parties are Subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend credit thereunder.

Accordingly, the parties hereto agree as follows:

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Article I.
Definitions

Section 1.01.     Credit Agreement.

(a)          Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All capitalized terms referred to in Article III hereof that are defined in Article 8 or Article 9 of the New York UCC and not defined in this Agreement have the meanings specified in Article 8 or Article 9 of the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)          The rules of construction specified in Sections 1.3, 1.4, and 1.5 of the Credit Agreement also apply to this Agreement.

Section 1.02.     Other Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Agent” means the party named as such in this Agreement until a successor (including successors under the Credit Agreement) replaces it and, thereafter, means such successor.

“Agreement” has the meaning assigned to such term in the recitals hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the recitals of this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral; provided that, for the avoidance of doubt, Collateral shall exclude any Excluded Equity Interests and Excluded Assets.

“Collateral Agent” means the party named as such in this Agreement until a successor (including successors under the Credit Agreement) replaces it and, thereafter, means such successor.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (including any such rights that such Grantor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor (or, as required in the context of the definition of “Copyright License,” any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

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“Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Excluded Assets” has the meaning assigned to such term in Section 3.01(a).

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Foreign Subsidiary” means each Subsidiary of the Borrower that is not organized under the laws of the United States or any state thereof, or the District of Columbia.

“General Intangibles” means all “general intangibles” as defined in the New York UCC, including all causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements and other agreements), Intellectual Property and other intellectual property, goodwill, registrations, franchises and tax refund claims.

“Grantor” has the meaning assigned to such term in the recitals of this Agreement.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intercreditor Agreements” has the meaning assigned to such term in Section 2.02(a).

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Parent” has the meaning assigned to such term in the recitals of this Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Grantor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Grantor (or, as required in the context of the definition of “Patent License,” any third party licensor): (a) all patents of the United States, and all applications for patents of the United States, including those listed on Schedule II, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Liens” means Liens expressly permitted by Section 7.2 of the Credit Agreement.

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“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Grantor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor (or, as required in the context of the definition of “Trademark License,” any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith in the United States Patent and Trademark Office or any similar offices in any State of the United States or any political subdivision thereof, and all renewals thereof, including those listed on Schedule II and (b) all goodwill associated therewith or symbolized thereby.

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Article II.
Pledge of Securities

Section 2.01.     Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a) the Capital Stock in the Borrower and each Subsidiary, as applicable, directly owned by it (which such Capital Stock constituting Pledged Stock as of the date hereof shall be listed on Schedule I) and any other Capital Stock in a Subsidiary obtained in the future by such Grantor and any certificates representing all such Capital Stock (collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Equity Interests; (b)(i) the debt securities currently issued to any Grantor and all other debt owing to any Grantor (which such debt constituting Pledged Debt as of the date hereof shall be listed on Schedule I), (ii) any debt securities in the future issued to such Grantor and any other debt which may in the future be owing to any Grantor and (iii) the promissory notes and any other instruments, if any, evidencing such debt (collectively, the “Pledged Debt”); provided that Pledged Debt shall not include any Excluded Asset; (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (a) above; (d) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (a) and (a) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (a) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02.     Delivery of the Pledged Collateral.

(a)          Subject to the Hedge Intercreditor Agreement entered into on or after the date hereof, each Grantor agrees promptly (and in any event within 30 days after the acquisition (or such longer time as the Agent shall permit in its reasonable discretion)) to deliver or cause to be delivered to the Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b)          Subject to the Hedge Intercreditor Agreement, each Grantor will cause (i) any Indebtedness for borrowed money having a principal amount in excess of $250,000 (individually) that is owing to such Grantor and that is evidenced by a duly executed promissory note and (ii) any Indebtedness for borrowed money that is evidenced by an intercompany note to be pledged and delivered to the Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)          Subject to the Hedge Intercreditor Agreement, upon delivery to the Agent, any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock or securities powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request (other than instruments or documents governed by or requiring actions in any non-US jurisdiction related to Capital Stock of Foreign Subsidiaries). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

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Section 2.03.     Representations, Warranties and Covenants. Each Grantor represents and warrants to (but solely, on the Closing Date, to the extent such representations and warranties are required to be true and correct as a condition to an advance pursuant to Article III of the Credit Agreement), and covenants with, the Agent, for the benefit of the Secured Parties, that:

(a)          the Pledged Stock, to the best of each Grantor’s knowledge, has been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(b)          Schedule I correctly sets forth, as of the Closing Date, the percentage of the issued and outstanding shares of each class of the Capital Stock of the issuer thereof represented by such Pledged Stock and includes all Capital Stock, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the terms and conditions of the Credit Agreement (including, without limitation, Section 5.12 of the Credit Agreement) or (ii) delivered pursuant to Section 2.02(b);

(c)          except for the security interests granted hereunder, each Grantor (i) holds the Pledged Collateral free and clear of all Liens, other than Permitted Liens, (ii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens, and (iii) subject to the terms of the Hedge Intercreditor Agreement and to the rights of such Grantor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons;

(d)          other than (i) as set forth in the Credit Agreement or the schedules thereto, (ii) restrictions and limitations imposed or permitted by the Loan Documents or securities laws generally and (iii) transfer restrictions that exist at the time of the acquisition of Capital Stock in such Person, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties, the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e)          each Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)          other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby, except (i) for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (ii) such as have been obtained and are in full force and effect; and

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(g)          by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Agent, for the benefit of the Secured Parties, together with appropriate transfer powers relating thereto executed in blank, and a financing statement in respect of the Pledged Securities is filed in the appropriate filing office, the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected (except for any Capital Stock with respect to which, in the reasonable judgment of the Agent and the Borrower evidenced in writing delivered to the Agent, the costs or other consequences of perfecting such a security interest are excessive in view of the benefits to be obtained by the Secured Parties therefrom) lien upon and security interest in such Pledged Securities, subject only to Permitted Liens, as security for the payment and performance of the Obligations.

Notwithstanding anything to the contrary in this Agreement, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Agent (pursuant to this agreement) shall be deemed not to apply to Excluded Assets.

Section 2.04.     Certification of Limited Liability Company and Limited Partnership Interests.

(a)          Each interest in any limited liability company or limited partnership controlled by any Grantor, pledged hereunder and represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC, and each such interest shall at all times hereafter be represented by a certificate unless and until such interest is no longer such a “security” and the Grantor complies with Section 2.04(b).

(b)          Each interest in any limited liability company or limited partnership controlled by any Grantor pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC (or other applicable Uniform Commercial Code in effect in another jurisdiction), and the Grantors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless promptly thereafter (and in any event within 30 days (or such longer period as the Agent may agree to, in its sole discretion)) the applicable Grantor provides notification to the Agent of such election and delivers, as applicable, any such certificate to the Agent pursuant to the terms hereof.

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Section 2.05.         Registration in Nominee Name; Denominations. Subject to the Hedge Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, (a) the Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent), or the name of the applicable Grantor, endorsed or assigned in blank in favor of the Agent, and (b) each Grantor will promptly give to the Agent copies of any written notices or other written communications received by it with respect to Pledged Securities registered in the name of such Grantor. Subject to the Hedge Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities. Each Grantor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

Section 2.06.      Voting Rights; Dividends and Interest, etc.

(a)          Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantors of the Agent’s intention to exercise its rights hereunder, in each case subject to the Hedge Intercreditor Agreement, as applicable:

(i)          Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii)         The Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)        Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents, and applicable Requirements of Law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be promptly (and in any event within 30 days of their receipt (or such longer time as the Agent shall permit in its reasonable discretion)) delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (and, if reasonably requested by the Agent, endorsed in a manner reasonably satisfactory to the Agent). So long as no Default or Event of Default has occurred and is continuing, the Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 2.06(a)(iii).

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(b)          Subject to the Hedge Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default and upon notice by the Agent to the relevant Grantors of the Agent’s intention to exercise its rights hereunder, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that, subject to the Hedge Intercreditor Agreement, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to receive and retain such amounts. Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, the Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account; provided, however, that the Agent shall have no obligation to make such repayment if the repayment would result in an Event of Default.

(c)          Subject to the Hedge Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the relevant Grantors of the Agent’s intention to exercise its rights hereunder, subject to applicable Requirements of Law, all rights of any Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Agent shall have the right from time to time, subject to the Hedge Intercreditor Agreement, following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. Subject to the Hedge Intercreditor Agreement, after all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, all rights of any Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.06, shall in each case be reinstated.

(d)          Any notice given by the Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) shall be in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

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Article III.
Security Interests in Personal Property

Section 3.01.      Security Interest.

(a)          As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (the “Article 9 Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all Deposit Accounts;

(iv)        all Documents;

(v)         all Equipment;

(vi)        all Fixtures;

(vii)       all General Intangibles;

(viii)      all Goods;

(ix)         all Instruments;

(x)          all Intellectual Property;

(xi)         all Inventory;

(xii)        all Investment Property other than the Pledged Collateral;

(xiii)       all Letters of Credit and Letter of Credit Rights;

(xiv)      all minerals, oil, gas and As-Extracted Collateral;

(xv)       all books and records pertaining to the Article 9 Collateral; and

(xvi)      substitutions, replacements, accessions, products and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) and to the extent not otherwise included, all proceeds, Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

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Notwithstanding anything to the contrary in the Loan Documents, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include) and the other provisions of the Loan Documents with respect to Collateral need not be satisfied with respect to (A) motor vehicles or other assets subject to certificates of title (except to the extent the security interests in such vehicles or assets can be perfected by filing an “all assets” UCC-1 financing statement) and commercial tort claims, (B) any assets over which the granting of security interests in such assets would be prohibited by an enforceable contractual obligation binding on the assets (including permitted liens, leases or licenses), applicable Requirements of Law (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code or other applicable Requirement of Law, other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Requirement of Law notwithstanding such prohibitions) or to the extent that such security interests would require obtaining the consent of any Governmental Authority or would result in material and adverse tax consequences to the Borrower, any Subsidiary or Parent as reasonably determined by the Borrower in writing delivered to the Collateral Agent, (C) those assets with respect to which, in the reasonable judgment of the Agent and the Borrower, the burdens, costs or consequences of obtaining or perfecting such a security interest are excessive in view of the benefits to be obtained by the Secured Parties therefrom, (D) any Letter of Credit Rights (other than to the extent a Lien thereon can be perfected by filing an “all assets” UCC-1 financing statement), (E) any Excluded Equity Interest, (F) any Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate the terms of applicable Requirements of Law or of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under, any such license, contract or agreement to which such Grantor is a party; provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (G)any foreign collateral or credit support with respect to such foreign collateral (other than any such assets constituting Pledged Collateral), (H) cash and Permitted Investments, Deposit Accounts, Securities Accounts (including securities entitlements and related assets) and Commodity Accounts, in each case other than (i) to the extent a Lien thereon can be perfected by filing an “all assets” UCC-1 financing statement, and (ii) cash collateral accounts contemplated under the Loan Documents, (I) any asset (other than as set forth in clause (H) above) a security interest in which can only be perfected through control, control agreements or other control arrangements, in each case other than possession or control of Pledged Securities (whether certificated or uncertificated) to the extent required hereunder, (J) any property or assets owned by a Foreign Subsidiary (unless such Foreign Subsidiary is at any time a Grantor hereunder), (K) any Trademark application filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent to use” such Trademark and for which a form evidencing use of the Trademark has not yet been filed with and accepted by the United States Patent and Trademark Office, to the extent that granting a security interest in such Trademark application prior to such filing would result in the cancellation or abandonment of the same or would impair the registrability, enforceability or validity of such Trademark application or any registration that issues therefrom under applicable federal law, (L) margin stock and, to the extent prohibited by the terms of any applicable Organizational Documents, joint venture agreement, shareholders’ agreement or similar agreement, Capital Stock in any other Person other than Wholly-owned Subsidiaries that are Restricted Subsidiaries and (M) any Building (as defined in the applicable Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Laws) located on real property, in each case, in an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 (the foregoing clauses (A) through (M), the “Excluded Assets”); provided that the Collateral shall include the Proceeds of any of the foregoing unless such Proceeds also constitute Excluded Assets.

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(b)          Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Grantor agrees to provide such information to the Agent promptly upon any reasonable request.

The Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Agent as secured party.

(c)          The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

Section 3.02.     Representations and Warranties. The Grantors jointly and severally represent and warrant (but solely, on the Closing Date, to the extent such representations and warranties are required to be true and correct as a condition to an advance pursuant to Article III of the Credit Agreement) to the Agent and the Secured Parties that:

(a)          Each Grantor has good and valid rights in and title (except as otherwise permitted under any Loan Document) to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement and the Schedules thereto.

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(b)          Appropriately completed Uniform Commercial Code financing statements (including fixture filings, as applicable) containing a description of the Article 9 Collateral owned by each Grantor, when filed in the appropriate filing office in the jurisdiction of organization of each such Grantor or in the District of Columbia (if such Grantor is not organized in the United States or any political subdivision thereof), constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral owned by each such Grantor in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code in such jurisdictions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary pursuant to the Uniform Commercial Code in any such jurisdiction, except as provided under applicable Requirements of Law with respect to the filing of continuation statements or amendments. To the extent that any Grantor owns any Intellectual Property, each Grantor represents and warrants that a fully executed agreement in the form hereof (or a short form hereof which form shall be reasonably acceptable to the Agent) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to registered United States Patents (and Patents for which registration applications are pending), registered United States Trademarks (and Trademarks for which registration applications are pending) and registered United States Copyrights (and Copyrights for which registration applications are pending) has been or shall be (concurrently with the execution of this Agreement) delivered to the Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Closing Date).

(c)          The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable Requirements of Law in such jurisdictions and (iii) subject to Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

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(d)          The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable Requirements of Law covering any Article 9 Collateral, (ii) any assignment in the nature of a security interest in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in the nature of a security interest in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, hereunder and for Permitted Liens.

Section 3.03.      Covenants.

(a)          Each Grantor agrees promptly to notify the Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) its organizational identification number, if any, (iv) in its jurisdiction of organization, or (v) chief executive office. Each Grantor agrees promptly to provide the Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Grantor agrees that if it effects or permits any change referred to in the first sentence of this paragraph (i) it will cooperate with the Agent to ensure that all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Agent at all times following such change to have a valid, legal and perfected first priority (subject to Permitted Liens) security interest in all the Article 9 Collateral, for the benefit of the Secured Parties.

(b)          Subject to the terms of the Hedge Intercreditor Agreement and to the rights of such Grantor under the Loan Documents to dispose of Collateral, each Grantor shall, at its own expense, defend title to the Article 9 Collateral against all persons and defend the Security Interest of the Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (i) determined by such Grantor to be desirable in the conduct of its business and (ii) not prohibited by the Loan Documents.

(c)          Subject to Section 3.01(a), each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any reasonable and documented or invoiced out-of-pocket fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith; provided that the Agent shall not request any such actions other than (i) the execution, acknowledgment, delivery, filing and recording in the United States of financing statements, fixture filings, assignments of As-Extracted Collateral arising from the Mortgaged Properties and Intellectual Property security agreements, (ii) the delivery of Pledged Collateral, (iii) the delivery of Deposit Account Control Agreements, (iv) such other actions, deliveries, or filings reasonably requested by the Agent, and (v) actions specifically related to and required to effect the foregoing clauses (i) through (iv).

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(d)          Subject to the Hedge Intercreditor Agreement:

(i)          After the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification and each Grantor shall furnish all such assistance and information as Agent may reasonably request in connection with any such verification. The Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(ii)         The Agent hereby authorizes each Grantor to collect such Grantor’s Accounts, and the Agent may curtail or terminate said authority at any time after written notice is provided by the Agent to such Grantor, subject to the Hedge Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default.

(iii)        At the Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(e)          At its option, the Agent may discharge any past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Agent within ten (10) calendar days after demand for any reasonable payment made or any reasonable expense incurred by the Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f)          Each Grantor (rather than the Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral.

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(g)          During the continuance of an Event of Default, none of the Grantors will, without the Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices in the reasonable discretion of the Borrower, except as permitted by the Credit Agreement.

(h)          Subject to the Hedge Intercreditor Agreement, each Grantor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Subject to the Hedge Intercreditor Agreement, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Loan Documents or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent reasonably deems advisable. All sums disbursed by the Agent in connection with this Section 3.03(h), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Obligations secured hereby.

Section 3.04.      Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement:

(a)          Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Agent on an annual basis on or about the time of delivery of financial statements for such year (commencing with the financial statements for the fiscal year ended June 30, 2019) of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Agent, execute and deliver any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trademark or Copyright.

(b)          Upon and during the continuance of an Event of Default, at the request of the Agent, each Grantor shall obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to (in the Agent’s sole discretion) the designee of the Agent or the Agent.

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Section 3.05.     Instruments. In order to further ensure the attachment, perfection and priority of, and the ability of the Agent to enforce, for the benefit of the Secured Parties, the Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, that if such Grantor shall at any time own or acquire any Instruments evidencing individually an amount in excess of $250,000, such Grantor shall promptly (and in any event within thirty (30) days of its acquisition (or such longer period as the Agent may agree to)) notify the Agent and promptly endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request.

Article IV.
Remedies

Section 4.01.     Remedies upon Default. Subject to the Hedge Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, subject to applicable Requirements of Law, each Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Intellectual Property throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Grantor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and (c) generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable Requirements of Law. Without limiting the generality of the foregoing, each Grantor agrees that the Agent shall have the right, after the occurrence of an Event of Default and subject to the Hedge Intercreditor Agreement and the applicable Requirements of Law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Subject to the Hedge Intercreditor Agreement, the Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Subject to the Hedge Intercreditor Agreement, upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

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The Agent shall give the applicable Grantors ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash (or, with the consent of the Agent, credit bid), free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. Subject to the Hedge Intercreditor Agreement, as an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the extent provided in this Section 4.01, any sale that complies with such provisions shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 4.02.     Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in accordance with Section 10.11 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

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Section 4.03.     Grant of License to Use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under this Agreement, solely at such time and for so long as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor grants (such grant effective solely after the occurrence and during the continuance of an Event of Default) to (in the Agent’s sole discretion) a designee of the Agent or the Agent, for the benefit of the Secured Parties, an irrevocable (but terminable, upon termination of this Agreement), non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license the right to prosecute and maintain all Intellectual Property and the right to sue for past infringement of the Intellectual Property; provided, however, that nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under, or results in the right of an unaffiliated third party to terminate, any contract, license, instrument or other agreement with an unaffiliated third party, to the extent permitted by the Credit Agreement, with respect to such Intellectual Property Collateral; and provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For the avoidance of doubt, the use of such license by the Agent may be exercised, at the option of the Agent, only during the continuation of an Event of Default. Furthermore, each Grantor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Copyright Office or the United States Patent and Trademark Office or any state office in order to effect an absolute assignment of all right, title and interest in each Patent, Trademark or Copyright, and to record the same.

Section 4.04.      Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

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Article V.
Miscellaneous

Section 5.01.     Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.1 of the Credit Agreement (whether or not then in effect), as such address may be changed by written notice to the Agent and the Borrower. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 10.1 of the Credit Agreement (whether or not then in effect).

Section 5.02.    Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 5.03.     Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Requirement of Law.

Section 5.04.     Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09.

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Section 5.05.      Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Agent that are contained in this Agreement shall bind and inure to the benefit of its respective permitted successors and assigns. The Agent hereunder shall at all times be the same person that is the “Collateral Agent” under the Credit Agreement. Written notice of resignation by the “Collateral Agent” pursuant to the Credit Agreement shall also constitute notice of resignation as the Agent under this Agreement. Upon the acceptance of any appointment as the “Collateral Agent” under the Credit Agreement by a successor “Collateral Agent”, that successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent pursuant hereto.

Section 5.06.     Agent’s Fees and Expenses; Indemnification.

(a)          The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnification as provided in Section 12.5 of the Credit Agreement.

(b)          Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable within ten (10) days of written demand therefor.

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Section 5.07.     Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest (it being understood that no rights shall be exercised under such power of attorney unless an Event of Default has occurred and is continuing). Without limiting the generality of the foregoing, subject to applicable Requirements of Law and the Hedge Intercreditor Agreement, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence, bad faith, or willful misconduct.

Section 5.08.     GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.

(a)          THE TERMS OF SECTIONS 10.5 AND 10.6 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

(b)          EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED IN SECTION 5.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVICE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)          EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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Section 5.09.      Waivers; Amendment.

(a)          No failure or delay by the Agent, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy, or any abandonment or discontinuance of steps to enforce such a right, power, privilege or remedy, preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights, powers, privileges and remedies of the Agent, the Lenders or any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies provided by Requirements of Law. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof or of any other Collateral Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement. The Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 5.09(b) is permitted.

Section 5.10.     Severability. Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.11.     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart to this Agreement by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 5.12.      Termination or Release.

(a)          This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Collateral Documents securing the Obligations, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Grantors, as of the date when all the Obligations (including Hedging Obligations in respect of any Secured Hedge Agreements but excluding any contingent or indemnification obligations not then due and owing) have been paid in full and the Lenders and any other Secured Parties have no further commitment to lend under the Credit Agreement, the aggregate Credit Exposure has been reduced to zero, the aggregate Commitments have been terminated in full, and the Secured Hedge Agreements shall have been terminated (the “Termination Date”).

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(b)          A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary Loan Party, in any case in accordance with the Credit Agreement, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Subsidiary Party.

(c)          (i) Upon any sale or other transfer by any Grantor of any Collateral that is not prohibited by the Credit Agreement to any person that is not a Grantor (including in connection with a casualty event) or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.2 of the Credit Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d)          [Reserved].

(e)          In connection with any termination or release pursuant to paragraph (a), (b), (i) or (d) of this Section 5.12, the Agent shall execute and deliver to any Grantor, at such Grantor’s or Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Grantor, such of the Pledged Collateral that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Agent. In connection with any release pursuant to paragraph (a), (b), (i) or (d) above, the Grantors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Collateral Documents.

Section 5.13.     Additional Subsidiaries. Upon execution and delivery by the Agent and any Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 5.14.     Right of Set-off. After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to any Grantor, any such notice being expressly waived by the Grantors to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by any Grantor hereunder or under any other Loan Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Grantor. Each Lender shall promptly notify the relevant Grantor (and the Loan Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

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Section 5.15.      Subject to Hedge Intercreditor Agreement. Notwithstanding anything to the contrary, (a) the Liens and security interests granted to the Agent pursuant to this Agreement are expressly subject to the Hedge Intercreditor Agreement and (b) the exercise of any right or remedy by the Agent hereunder is subject to the limitations and provisions of the Hedge Intercreditor Agreement. In the event of any conflict between the terms of the Hedge Intercreditor Agreement and the terms of this Agreement, the terms of the Hedge Intercreditor Agreement shall govern.

Section 5.16.     Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors (other than the Borrower) to indemnity, contribution or subrogation under applicable Requirements of Law or otherwise shall be fully subordinated to the payment in full of the Obligations (except for any contingent or indemnification obligations not then due and payable). No failure on the part of the Borrower or any other Grantor to make the payments required under applicable Requirements of Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder. Each Grantor hereby agrees all Indebtedness owed to it by any other Grantor shall be subordinated in accordance with the terms of any intercompany note.

Section 5.17.      Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents, the making of any Advances and the provision of services under any Secured Hedge Agreements, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 5.12 above.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SAMSON OIL AND GAS USA, INC., a Colorado corporation

By:
Name:	Terry Barr
Title:	President, Treasurer and Chief Executive Officer

SAMSON OIL AND GAS USA MONTANA, INC.,
a Colorado corporation

By:
Name:	Terry Barr
Title:	President, Treasurer and Chief Executive Officer

SAMSON OIL & GAS LIMITED,
a corporation organized under the laws of Australia

By:
Name:	Terry Barr
Title:	Managing Director and Chief Executive Officer

Signature Page to Security Agreement

AEP I FINCO LLC,
as Collateral Agent and Administrative Agent

By:
Name:	James Avery
Title:	Managing Partner

Signature Page to Security Agreement

Acknowledgment of Pledge

By their signatures on this Agreement, each of the undersigned, as Issuers identified (and defined) on Schedule I hereto, and applicable Grantor agrees and consents to the terms and provisions of Section 2 of this Agreement and acknowledges the registration on its books of the pledge and security interest created by this Agreement in the manner required by Section 8-301(b)(1) of the Code.

Each of the undersigned additionally (a)(i) agrees that, following the occurrence and during the continuation of an Event of Default, Agent or any of its designees may exercise the voting rights related to the pledged equity interests in accordance with the terms of this Agreement, (ii) agrees not to challenge, dispute or take any action to prevent Agent’s or any of its designees exercise of the voting rights provided for in this Agreement so long as those rights are exercised in accordance with the terms of this Agreement, (iii) consents to the assignment of all or any portion of the pledged equity interests to Agent or any of its designees in connection with any foreclosure or any transaction(s) entered into in lieu of or in connection with a foreclosure so long as the assignment is in accordance with the terms of this Agreement, (iv) consents to the admission of Agent or any of its designees as owners of the respective Issuer so long as the admission is in accordance with the terms of this Agreement, without the taking of any further action by any Issuer, the applicable Grantor, Agent or any of its designees, all notwithstanding any provision or requirement to the contrary in any of the Issuer’s Organizational Documents (as defined in the Credit Agreement) to permit Agent and its assigns to exercise its rights under this Agreement, (v) agrees that the Issuer shall not, and the applicable Grantor shall not cause the Issuer to, opt into Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in New York, without the prior written consent of Agent, and (vi) agrees to waive its rights (including, but not limited to, any Issuer’s or any Grantor’s rights relating to any option to acquire a Grantor’s interest in such Issuer), to the extent it has any, under the Issuer’s Organizational Documents to the extent such rights conflict with the provisions of and rights granted to Agent or any of its designees to permit Agent or any of its designees to exercise their rights under this Agreement; and (b) represents and warrants that the Capital Stock pledged to the Agent hereunder constitute one hundred (100%) of the Capital Stock in such Issuer.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has acknowledged the pledge as of the date first above written.

SAMSON OIL AND GAS USA, INC., a Colorado corporation

By:
Name:	Terry Barr
Title:	President, Treasurer and Chief Executive Officer

SAMSON OIL AND GAS USA MONTANA, INC., a Colorado corporation

By:
Name:	Terry Barr
Title:	President, Treasurer and Chief Executive Officer

Schedule I

to the Security Agreement

Pledged Stock; Debt Securities

A.	Pledged Stock

Grantor	Issuer	Type of Equity Interest	Certificate Number/ Uncertificated	Number of Shares Owned (Common Shares Unless Noted Otherwise)	Percentage of Ownership	Percentage of Ownership Pledged
Samson Oil & Gas Limited	Samson Oil and Gas USA, Inc.	Shares of common stock	1	100	100%	100%
Samson Oil and Gas USA, Inc.	Samson Oil and Gas USA Montana, Inc.	Shares of common stock	2	1,000	100%	100%

B.           Pledged Debt Securities

None.

Schedule I

Schedule II

to the Security Agreement

Intellectual Property

Copyrights

None.

Patents

None.

Trademarks

None.

Registrations:

None.

Schedule II

Exhibit I

to the Security Agreement

SUPPLEMENT NO. ______ dated as of ____________________ (this “Supplement”), to the Security Agreement dated as of April 9, 2019 (as heretofore amended and/or supplemented, the “Security Agreement”), among Samson Oil and Gas USA, Inc., a Colorado corporation (the “Borrower”), Samson Oil & Gas Limited, a corporation organized under the laws of Australia, and each Subsidiary Party, party thereto, and AEP I FINCO LLC, as Collateral Agent (in such capacity, the “Agent”) and Administrative Agent for the ratable benefit of the Secured Parties.

A.           Reference is made to the Credit Agreement dated as of April 9, 2019 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and agents party thereto from time to time, the Agent and the other parties named therein.

B.           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C.           The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Secured Hedge Parties to enter into the Secured Hedge Agreements. Section 5.13 of the Security Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and the Secured Hedge Parties to enter into the Secured Hedge Agreements.

Accordingly, the Agent and the New Subsidiary agree as follows:

Section 1.      In accordance with Section 5.13 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary; provided that, for the avoidance of doubt, Collateral shall exclude any Excluded Equity Interests and Excluded Assets. Each reference to a “Subsidiary Party” or a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

Exhibit I-1

Section 2.      The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

Section 3.      This Supplement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed counterpart to this Supplement by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 4.      The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Stock and Pledged Debt of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all Intellectual Property of the New Subsidiary constituting United States registered Trademarks, Patents and Copyrights as of the date hereof and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and organizational ID number as of the date hereof.

Section 5.      Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 6.      THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.      Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.      All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

Section 9.     The New Subsidiary agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement to the extent consistent with Section 12.5 of the Credit Agreement, including the reasonable fees, disbursements and other charges of counsel for the Agent.

Exhibit I-2

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Exhibit I-3

Schedule I

to Supplement No. __ to the

Security Agreement

Pledged Collateral of the New Subsidiary

CAPITAL STOCK

Number of Issuer Certificate	Registered Owner	Number and Class of Capital Stock	Percentage of Capital Stock

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit I-4

Schedule II

to Supplement No. __ to the

Security Agreement

Intellectual Property of the New Subsidiary

Exhibit I-5